Exhibit 99.2

SECOND QUARTER 2026
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS SECOND QUARTER 2026 RESULTS

SECOND QUARTER 2026 HIGHLIGHTS

GAAP Net Revenues Increased 2.6% to $922.2M

GAAP Net Income of $60.2M, EBITDA of $168.3M and EBITDA Margin of 18.3%

Adjusted EBITDA of $178.5M and Adjusted EBITDA Margin of 19.4%, inclusive of $55.1M, or 600 bps of tariff benefit

Normalized Adjusted EBITDA of $123.5M and Normalized Adjusted EBITDA Margin of 13.4%

Cash Generation of $72.3M, inclusive of Free Cash Flow and a $42.0M distribution from our Aspen Joint Ventures (exclusive of $69.2M of cash received for tariff refunds)

The Company’s Second Quarter gross margins were positively impacted by the recognition of $55M, or 600 bps, of IEEPA tariff refunds based on the Company’s application for a total refund of $69M. The Company also recognized $14M as a reduction of costs included in merchandise inventories and expects to recognize this benefit to gross margins over the Third and Fourth Quarters of Fiscal 2026.

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

There are no adjustments to GAAP net revenues presented in this press release.

TO OUR PEOPLE, PARTNERS AND SHAREHOLDERS

GAAP net revenues of $922.2 million exceeded the high end of our guidance increasing 2.6% versus last year and accelerating 4.2 points over the first quarter as our momentum begins to build from the significant growth strategies we have recently put into motion.

Normalized adjusted EBITDA margin of 13.4% also exceeded the high end of our guidance for adjusted EBITDA margin and we generated $72.3 million of cash in the quarter, inclusive of Free Cash Flow and a $42.0 million distribution from our Aspen Joint Ventures, excluding tariff refunds of $69.2 million.

We recognized a tariff benefit of $55.1 million in the second quarter and expect to recognize an additional $13.9 million tariff benefit in the second half of the year, which we plan to use to offset $50 million of unplanned cost increases across our supply chain due to the significant and sustained spike in oil prices as a result of the continued conflict in the Middle East. The remaining $19 million of tariff proceeds will benefit earnings and is included in our updated adjusted EBITDA margin outlook for fiscal 2026.

1	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

UPDATED FISCAL YEAR 2026 OUTLOOK

Revenue Growth of 5.5% to 7.0%

Adjusted EBITDA Margin of 15.0% to 16.2%

Free Cash Flow, Asset Sales and Distribution of Equity Method Investments of $300M to $400M

The above outlook includes an approximate negative 340 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

THIRD QUARTER 2026 OUTLOOK

Revenue Growth of 5.0% to 6.0%
(Inclusive of Backlog Reduction +2.5pts, RH Estates +2.0pts, New Galleries and Other +1.0pts)

Adjusted EBITDA Margin of 12.5% to 13.5%

The above outlook includes an approximate negative 310 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

FOURTH QUARTER 2026 OUTLOOK

Revenue Growth of 16.1% to 21.2%
(Inclusive of Backlog Reduction +6.5pts, RH Estates +8.0pts, New Galleries and Other +4.0pts)

Adjusted EBITDA Margin of 19.7% to 22.9%

The above outlook includes an approximate negative 190 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

EXPANDING THE BRAND AND DOUBLING THE TAM

We believe the introduction of RH Estates, our latest brand extension introduced with a 268 page Sourcebook that arrived in homes late June through mid-July has the potential to double the total addressable market of the RH Brand. Over 60% of luxury homes across North America have traditional or classic architecture with a higher concentration in Europe. A home’s architectural vernacular is generally the driving factor influencing stylistic direction for both interior designers and consumers. Additionally, we believe traditional and classic furniture will anchor the next major style trend across the industry over the next 20 plus years, as the dominant trends from the 1980’s through 2010, such as Eclecticism (based in classic design and antiques highlighted with contemporary and modern pieces) and The California Look pioneered by Michael Taylor, who Architectural Digest called one of the 20 Greatest Designers of All Time, and who twisted Eclecticism towards a most rustic yet refined point of view blurring the lines between the indoors and outdoors. Michael Taylor’s California look was amplified and refined by Richard Hallberg, Daniel Cuevas, and Barbara Wiseley, designers who together launched Formations, one of the most admired and respected design firms and to-the-trade luxury furniture showrooms in the United States, recognized and respected globally. The three later acquired Dennis and Leen, giving them authority in authentic, classical European furniture and antiques, blending them masterfully and creating a stylistic vocabulary that was layered and looked to have been collected over time. Their flagship showrooms on Melrose Avenue in the West Hollywood Design District have been the first stop for many of the best interior designers and collectors from around the world.

2	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

Our acquisitions over the past six years of Michael Taylor Designs, Formations, Dennis and Leen, Joseph Jeup, and Dmitriy, plus our decades long relationships with many of the world’s distinguished antique collectors such as Ed Hardy of San Francisco, Ludovic Messager who set the tone and trends at the world famous Paris Flea Market, and Rebecca Hill of London and Mougins (who now leads product curation for RH Upholstery), plus designers such as Anouska Hempel, the inventor of Blakes, the first and most famous boutique hotel in the world, who also designed The World of RH Bar & Lounge, and The Perch Restaurant at RH London, plus the many designers, artisans, and manufacturers who are all part of the intricate and inspiring RH Ecosystem of Design have all come together to lead, form and ride this next wave with the launch of RH Estates. This is a collective effort with a level of talent, experience and scale unseen before in our industry.

While we launched RH Estates with a conservative initial mailing, our plan is to aggressively expand the assortment and circulation in November when we will have Estates on the main floor of our Galleries that represent 80% of the business and in-stocks will be at adequate levels to meet and fill demand, hence the fourth quarter acceleration in our outlook. You can expect us to continue to rapidly expand the assortment over the next five years, and we predict it will represent 50% of our offering at that time.

We also believe RH Estates will be margin accretive on multiple levels. One, we believe the quality, design, and exclusivity of the offering will command higher margins, and two, the average price point is currently 45% higher than our existing assortment, thus creating cost leverage and margin accretion throughout our operating model.

It’s also important to note that we will aggressively protect the exclusivity of our products and the integrity of our brand. Almost the entirety of the RH Estates Collection is currently protected by trade dress or have design patents pending due to the acquisitions of Michael Taylor, Formations, Dennis & Leen, and Dmitriy as well as pieces developed with internal and external designers. You will note on the back of the Sourcebook it reads:

“RH vigorously protects and pursues appropriate legal remedies against unauthorized copying, imitation or misuse worldwide of its product designs, photographs and collection names through intellectual property rights, including design patents, unregistered design rights, trade dress, trademarks, copyrights, and pending applications.”

EXTRAORDINARY TAKES MORE, COSTS MORE MONEY, INVOLVES MORE PEOPLE, DOING MORE THINGS, IN A MORE COMPLICATED MANNER…BUT IT’S WORTH IT

Over the entrance to our RH Center of Innovation it reads…

The Home Of

The Extraordinary, The Remarkable & The Amazing

I’m sure there are people who visit, or come in for an interview, and think the above is some corporate nonsense. I’m here to tell you it’s not. It’s logic, experience, and I would argue common sense.

What we’ve learned on our 26 year journey of transforming Restoration Hardware, a nearly bankrupt company with a $20 million dollar market cap and a box of Oxydol laundry detergent on the cover of its catalog, into RH, the leading luxury home brand in the world with almost $4 billion in annual revenues, is that we always figured out how to monetize Extraordinary and Remarkable work, and we’ve found it very hard to monetize ordinary and unremarkable.

And yes, it has taken more time, cost more money, involved more people, doing more things, in a more complicated manner.

And yes, it has always been worth it. And this time will be no different.

3	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

If you’re a long-term shareholder / owner like I am, thank you for your belief and patience. While we’ve been running through the mud for the past four years of the worst housing market in four decades, we have also made some amazing investments, done remarkable work and expect extraordinary results over the next several quarters and years.

Let me take you through a few of them…

RH INTERNATIONAL

We expect the drag from International to decrease from 450 basis points in half one of this year, to 250 basis points in half two, or 340 basis points for the year.

We further expect the drag from International to decrease from 340 basis points in 2026 to 150 basis points in 2027 as we cycle the significant investments of opening our three Global Flagships in Paris, Milan and London over a 10-month period from September 2025 to July 2026.

On June 27th, we opened what I believe is our most innovative and extraordinary brand experience, RH London, The Gallery in Mayfair. If you want to see our very best work, and maybe the best work in the world of retail, it’s at 7 Burlington Gardens in the heart of Mayfair. I’m happy to report the design pipeline reached almost $7M in the first 8 weeks, rivaling the design pipelines for RH Newport and RH New York. It will take several months to turn these high caliber complex design jobs, some in the million-dollar range, into demand and revenue, but the response to RH London has been nothing short of spectacular. As I mentioned on our last call, I believe RH London will be the amplifier of brand recognition across Europe and the Middle East.

OUR RECORD INVESTMENT CYCLE IS NOW POST PEAK WHICH WILL RESULT IN LOWER CAPITAL SPENDING AND HIGHER RETURNS ON INVESTED CAPITAL

We expect adjusted capital expenditures to decrease from $240M to $260M in 2026 to $175M to $200M in 2027.

We expect Gallery opening costs to decrease from $48M in 2026 to $18M in 2027.

We have cycled through our real estate pipeline that included the three Global Flagships and several multi-story Galleries with rooftop restaurants where construction costs doubled post COVID. We have one multi-story Gallery left to complete in Houston opening in 2027.

Our new real estate strategy includes RH Compounds, a multi-building shopping experience with connecting garden courtyards and a central atrium restaurant under construction in Naples Florida, scheduled to open at the end of 2026 or beginning of 2027, and another RH Compound that should begin construction soon in Aventura, Florida, opening in 2027. Both projects are projected to have a payback in 12 to 18-month range, with return on capital metrics we were accustomed to prior to the pandemic.

Additionally, as previously mentioned we have developed a single-story RH Design Gallery with integrated restaurants with similar expected 12 to 18-month payback ranges and we are confident that our multiple go to market retail strategies of RH Compounds, RH Ecosystems, RH Design Galleries (single story) and RH Interior Design Offices will significantly increase our return on invested capital and decrease construction timelines.

OUR LONG TERM SUCESS AND STRATEGIC SEPARATION IS THE RESULT OF INNOVATING AND INVESTING DURING UNCERTAIN TIMES, AND THIS TIME IS NO DIFFERENT

Launching RH Estates, the most compelling collection in the history of our industry that has the potential to Expand the Brand and Double the TAM. Opening the three most innovative Global Flagships that will likely never be duplicated in our lifetimes. Developing a Global Hospitality Brand with restaurants that drive significant traffic, brand awareness and generate on average 65% of the aggregate Galleries rent they reside in. Building the world’s largest Residential Interior Design Firm that is moving our brand beyond presenting and selling product to conceptualizing and selling spaces. All during the darkest days and most prolonged housing downturn in four decades is not for the faint of heart.

4	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

Never underestimate the power of a team of people who don’t know what can’t be done.

Especially these people.

Onward Team RH.

Carpe Diem,

Gary Friedman

Chairman & Chief Executive Officer

5	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income, adjusted diluted net income per share, free cash flow, adjusted free cash flow, adjusted gross profit, adjusted gross margin, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted operating margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, normalized adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, normalized adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains that are not reflective of underlying business performance and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons and we believe they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

6	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, our expectations regarding our financial outlook, including with respect to revenues, adjusted EBITDA margin, free cash flow, adjusted free cash flow, distribution of equity method investments, adjusted capital expenditures, Gallery opening costs, as well as our financial outlook for the third quarter, fourth quarter and full year of fiscal 2026 and any statements regarding longer-term financial outlook; statements regarding our demand or customer demand for our products; statements regarding our order backlog, backorder balances and special order balances, including the size, composition, timing, fulfillment, reduction and conversion of backlog into future revenues; statements regarding inventory availability and the timing of shipments and deliveries necessary to convert new customer demand or orders or prior orders from backlog into revenue; statements regarding anticipated financial performance during the third quarter, fourth quarter and second half of fiscal 2026 and any bridge, reconciliation or comparison between the first half and the second half of fiscal 2026; statements regarding the anticipated drivers of revenue growth in the third quarter, fourth quarter and second half of fiscal 2026, including expected contributions from backlog conversion, revenue associated with our Estates product line, anticipated orders and revenue related to new Gallery openings and other sources of revenue; statements regarding the percentage, relative contribution or anticipated impact of any such factors on future revenues or financial performance; statements regarding progress on our goal of reducing excess inventory; our expectations regarding market share gains; our beliefs regarding the impact of the current high-investment, historically low housing market and our view that, over time, the market will appropriately reward the unique, high-performance brand we are building; our expectations regarding the impact of tariffs, the housing market and demand trends, market volatility, inflation risk and global discord; our expectations regarding market share gains, our growth trajectory and the positioning of RH's brand in 2026 and beyond; our plans regarding global expansion and the expected impact on our business, including over the next decade; the impact of pre-opening and startup costs to support our international expansion on our Adjusted EBITDA margin; the expected impact of our international results on our consolidated results for the remainder of 2026 and 2027; projections around the design pipeline at RH London and such projects converting to demand and revenue; our beliefs around the desirability of the RH brand globally; our belief that aggressive investing during a downturn positions us to capitalize on certain long-term opportunities, and that such opportunities have begun to materialize; our expectations around the impact of monetary and foreign policy, and geopolitical instability on the housing market; our belief that our investments will create meaningful long-term value for our shareholders; our belief that our product transformation plans represent the most prolific product transformation and platform expansion in the history of our industry; our belief that we are creating the most desirable and distinguished brand in our industry; our beliefs in our ability to make appropriate investments to continue our industry-leading growth while significantly reducing debt and lowering interest expense; our beliefs and expectations around the impact of our Sourcebook mailing strategy in elevating our brand and business; our plans to capitalize on certain demand trends in connection with our Sourcebook mailing strategy; our plans and expectations with respect to the mailing of the RH Estates Sourcebook; our expectations regarding the presentation of RH Estates in our Galleries and RH Estates inventory availability; our beliefs and expectations regarding our product and platform expansion initiatives; our belief that our platform expansion plans represent a multi-billion dollar opportunity; our plans and expectations regarding the acceleration of platform expansion, including with respect to the openings of new Galleries, Design Studios, Outdoor Galleries, New Concept Galleries and Compounds; our plans to complete one multi-story Gallery in Houston in 2027, a RH Compound in Naples, Florida at the end of 2026 or beginning of 2027 and another RH Compound in Aventura, Florida in 2027; our estimates of the equity value of our real estate assets; our plans and other statements relating to our global expansion efforts in Europe and the United Kingdom; our expectations regarding business conditions in 2026 and beyond; our plans and beliefs around our online platform and website strategies; our beliefs and plans to monetize our assets, including anticipated sales of real estate; our expectations around the returns on invested capital for our RH Compounds and single-story RH Design Galleries with integrated restaurants; our belief that our multiple go-to-market retail strategies of RH Compounds, RH Ecosystems, RH Design Galleries (single story) and RH Interior Design Offices will significantly increase our return on invested capital and decrease construction timelines; our statements regarding allocation of capital to reduce or repay indebtedness; our plans regarding capital allocation or related activities based upon market conditions and to convert excess inventory into cash; our beliefs around the risks associated with uncertainty surrounding trade policy, including our expectations regarding the potential effect of increased tariffs on our operations and financial condition; cost increases across our supply chain; our plans to reposition our supply chain; our plans and expectations regarding our manufacturing capacity in the United States and abroad; our views and projections regarding inflation and its effect; our forecasts and outlook for the third quarter, fourth quarter and fiscal 2026, including among other matters backlog levels, backlog conversion, demand growth, revenue growth, adjusted operating margin, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted capital expenditures; our beliefs with respect to the RH brand and our products; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our beliefs regarding the impact of our Galleries, interior design services and hospitality experiences on our products; our plans and expectations regarding our hospitality efforts; our long-term strategy of building the world's first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries; our plans and expectations regarding RH Residences, The World of RH and RH Media; our plans and expectations regarding RH Estates and its impact on our total addressable market; our expectations regarding major style trends; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “short-term,” “non-recurring,” “one-time,” “unusual,” “should,” “likely” and other words and terms of similar meaning in connection with any

7	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and impossible for us to anticipate all factors that could affect our actual results. Matters that we identify as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may, in fact, not be short term and may recur in one or more future financial reporting periods. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect, or that future developments affecting us will be those that we have anticipated. Our expectations around operating metrics and our outlook for future financial periods are inherently subject to risks, uncertainties and changes in circumstances that could cause actual results to differ materially from projections. In particular, statements regarding the amount of backlog, the timing and extent of backlog conversion into revenue, the timing of inventory availability, anticipated third quarter, fourth quarter and second half fiscal 2026 performance, any bridge between first half and second half fiscal 2026 results, and the expected contribution of backlog conversion, Estates product line sales, new store openings or other factors to future revenue growth are based on assumptions that are inherently uncertain and subject to change, and actual results may differ materially from those anticipated. All discussions of new business concepts and developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched, including that certain new concepts may be modified, delayed or cancelled prior to introduction.

Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; negative publicity; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business, including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking, including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; risks related to the success of our international expansion and the productivity of our new international Galleries in relation to our plans and expectations as well as our investments in building our international infrastructure to support sales through these new locations; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain, including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products; risks related to the operations of our vendors; risks related to tariffs; risks relating to the fulfillment of backlog and the conversion of backlog into revenue; risks relating to inventory availability and product sourcing, including availability of sufficient inventory of new products to match orders and demand in a timely way resulting in the conversion of new customer orders into revenue in a timely manner; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s filings with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we made it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto, whether as a result of new information or any changes in the events, conditions or circumstances on which any such forward-looking statement is based, except as required by law. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

8	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	AUGUST 1,	% OF NET	AUGUST 2,	% OF NET	AUGUST 1,	% OF NET	AUGUST 2,	% OF NET
	2026	REVENUES	2025	REVENUES	2026	REVENUES	2025	REVENUES

	(dollars in thousands, except per share amounts)
Net revenues	$922,150	100.0%	$899,151	100.0%	$1,722,478	100.0%	$1,713,103	100.0%
Cost of goods sold	477,297	51.8	489,892	54.5	946,366	54.9	948,511	55.4
Gross profit	444,853	48.2	409,259	45.5	776,112	45.1	764,592	44.6
Selling, general and administrative expenses	337,280	36.5	280,383	31.2	634,296	36.9	579,805	33.8
Operating income	107,573	11.7	128,876	14.3	141,816	8.2	184,787	10.8
Other expenses
Interest expense—net	50,993	5.6	57,358	6.4	103,656	6.0	113,961	6.6
Other income—net	(1,856)	(0.2)	(574)	(0.1)	(1,119)	(0.1)	(4,227)	(0.2)
Total other expenses	49,137	5.4	56,784	6.3	102,537	5.9	109,734	6.4
Income before taxes and equity method investments	58,436	6.3	72,092	8.0	39,279	2.3	75,053	4.4
Income tax expense	16,249	1.7	19,032	2.1	10,347	0.6	22,159	1.3
Income before equity method investments	42,187	4.6	53,060	5.9	28,932	1.7	52,894	3.1
Share of equity method investments net (income) loss	(17,980)	(1.9)	1,352	0.1	(17,538)	(1.0)	(6,853)	(0.4)
Net income	$60,167	6.5%	$51,708	5.8%	$46,470	2.7%	$59,747	3.5%
Weighted-average shares used in computing basic net income per share	18,913,130		18,737,234		18,879,222		18,733,119
Basic net income per share	$3.18		$2.76		$2.46		$3.19
Weighted-average shares used in computing diluted net income per share	19,669,307		19,737,331		19,654,650		19,825,282
Diluted net income per share	$3.06		$2.62		$2.36		$3.01

T-1	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	AUGUST 1,	JANUARY 31,
	2026	2026

	(in thousands)
ASSETS
Cash and cash equivalents	$125,492	$41,191
Merchandise inventories	772,716	818,550
Other current assets	260,954	247,921
Total current assets	1,159,162	1,107,662
Property and equipment—net	2,594,220	2,158,718
Operating lease right-of-use assets	864,669	795,352
Goodwill and intangible assets—net	224,366	224,016
Equity method investments	69,143	119,754
Other non-current assets	219,540	430,208
Total assets	$5,131,100	$4,835,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$423,454	$386,736
Deferred revenue and customer deposits	402,033	338,504
Other current liabilities	207,587	205,366
Total current liabilities	1,033,074	930,606
Asset based credit facility	—	20,000
Term loan B—net	1,877,971	1,886,370
Term loan B-2—net	466,922	467,299
Real estate loan—net	15,027	15,199
Non-current operating lease liabilities	749,376	705,084
Non-current finance lease liabilities	837,192	718,837
Other non-current liabilities	31,191	31,715
Total liabilities	5,010,753	4,775,110
Stockholders’ equity	120,347	60,600
Total liabilities and stockholders’ equity	$5,131,100	$4,835,710

T-2	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,
	2026	2025

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46,470	$59,747
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	79,779	69,299
Depreciation and amortization	79,678	69,865
Stock-based compensation	24,412	24,007
Share of equity method investments net income	(17,538)	(6,853)
Loss on variable interest entities restructuring	10,699	—
Distribution of return on equity method investments	8,050	4,630
Other non-cash items	5,217	7,959
Change in assets and liabilities:
Merchandise inventories	43,787	73,595
Prepaid expense and other assets	(10,973)	(13,118)
Landlord assets under construction—net of tenant allowances	(78,365)	(46,486)
Accounts payable and accrued expenses	39,376	(22,239)
Deferred revenue and customer deposits	64,052	54,800
Other changes in assets and liabilities	(96,926)	(50,887)
Net cash provided by operating activities	197,718	224,319
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(84,859)	(109,565)
Acquisition of business	—	(32,119)
Equity method investments	—	(374)
Distribution of return of equity method investments	41,950	7,916
Other investing activities	—	(6)
Net cash used in investing activities	(42,909)	(134,148)
CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments under asset based credit facility	(20,000)	(65,000)
Repayments under term loans	(12,500)	(12,500)
Repayments under real estate loans	(31,540)	(169)
Debt issuance costs	—	(2,766)
Principal payments under finance lease agreements—net of tenant allowances	(10,099)	(8,031)
Other financing activities	3,992	1,227
Net cash used in financing activities	(70,147)	(87,239)
Effects of foreign currency exchange rate translation on cash	(361)	1,215
Net increase in cash and cash equivalents	84,301	4,147
Cash and cash equivalents
Beginning of period	41,191	30,413
End of period	$125,492	$34,560

T-3	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(in thousands)
Net cash provided by operating activities	$145,217	$137,678	$197,718	$224,319
Capital expenditures	(45,639)	(57,000)	(84,859)	(109,565)
Free cash flow(1)	$99,578	$80,678	$112,859	$114,754
(1)	Free cash flow is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow is included in this shareholder letter because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation. We define adjusted free cash flow as free cash flow plus proceeds from sale of assets. We are not able to provide a reconciliation of our free cash flow and adjusted free cash flow financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the inputs to such measures, including the timing or proceeds from assets sales that form part of adjusted free cash flow as well as non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges or adjustments that are excluded from or included within such non-GAAP financial measures in prior periods. The exclusion of these charges and costs or inclusions of such other adjustments in future periods could have a significant impact on the realization of our outlook for such non-GAAP financial measures, including due to uncertainty in the timing of asset sales.

DISTRIBUTION OF RETURN OF EQUITY METHOD INVESTMENTS

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026(1)	2025	2026(1)	2025(2)

	(in thousands)
Distribution of return of equity method investments	$41,950	$—	$41,950	$7,916
(1)	Equity method investments primarily represent our membership interests in three privately-held limited liability companies in Aspen, Colorado (each, an “Aspen LLC” and collectively, the “Aspen LLCs”). As part of a May 2026 restructuring of the Aspen LLCs, we received a $50 million cash distribution, of which $42 million represented a return of our contributed capital, related to our membership interests in the Aspen LLCs in connection with a series of transactions whereby ownership of certain real estate property companies held by the Aspen LLCs were transferred to entities wholly-owned by the managing member of the Aspen LLCs and ownership of one property company, which also owns the property we plan to operate as an RH Guesthouse, which was transferred to an entity wholly-owned by us. The remaining distribution of $8.1 million is included in distribution of return on equity method investments within operating activities on the condensed consolidated statements of cash flows.
(2)	In March 2025 one of the three Aspen LLCs sold its sole real estate property. Subsequent to the property sale, we received a capital distribution of $13 million, of which $7.9 million represented a return of our contributed capital. The remaining distribution of $4.6 million is included in distribution of return on equity method investments within operating activities on the condensed consolidated statements of cash flows.

T-4	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(in thousands)
Capital expenditures	$45,639	$57,000	$84,859	$109,565
Landlord assets under construction—net of tenant allowances	39,804	28,686	78,365	46,486
Adjusted capital expenditures(1)(2)	$85,443	$85,686	$163,224	$156,051
(1)	Adjusted capital expenditures is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received during the construction period. Adjusted capital expenditures is included in this shareholder letter because our senior leadership team believes that adjusted capital expenditures provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted capital expenditures is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(2)	Landlord tenant allowances received subsequent to lease commencement under finance lease agreements are reflected as a reduction to principal payments under finance lease agreements—net of tenant allowances within financing activities on the condensed consolidated statements of cash flows and are excluded from our calculation of adjusted capital expenditures. We received landlord tenant allowances subsequent to lease commencement of $4.8 million and $6.2 million in the three and six months ended August 2, 2025. We did not receive any such tenant allowances in the three or six months ended August 1, 2026.

T-5	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(in thousands)
GAAP net income	$60,167	$51,708	$46,470	$59,747
Adjustments (pre-tax):
Cost of goods sold:
Asset impairments(1)	—	2,584	—	2,584
Product recall(2)	—	1,424	—	1,424
Selling, general and administrative expenses:
Legal settlement—net(3)	—	—	(31,668)	—
Variable interest entities restructuring(4)	13,640	—	13,640	—
Reorganization related costs(5)	—	1,233	—	1,233
Asset impairments(1)	—	1,013	—	1,013
Non-cash compensation(6)	—	—	—	851
Product recall(2)	—	489	—	489
Subtotal adjusted items	13,640	6,743	(18,028)	7,594
Impact of income tax items(7)	(2,663)	(1,991)	5,056	(84)
Share of equity method investments net (income) loss(8)	(17,980)	1,352	(17,538)	(6,853)
Adjusted net income (9)	$53,164	$57,812	$15,960	$60,404
(1)	The adjustment to cost of goods sold in the three and six months ended August 2, 2025 represents inventory impairment. The adjustment to selling, general and administrative expenses in the three and six months ended August 2, 2025 represents property and equipment impairment, primarily associated with Galleries under construction.
(2)	Represents costs and inventory charges associated with a product recall initiated in the second quarter of fiscal 2025.
(3)	Represents a favorable legal settlement associated with credit card interchange fees, partially offset by legal costs incurred in connection with the matter.
(4)	Includes an $11 million non-cash loss related to the variable interest entities restructuring, as well as professional fees associated with the transaction.
(5)	Represents severance costs and related payroll taxes associated with a reorganization.
(6)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020, which stock-based compensation for this award was fully recognized as of the first quarter of fiscal 2025.
(7)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income, (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent, such as the favorable legal settlement associated with credit card interchange fees in the first quarter of fiscal 2026. The adjustments for the three months ended August 1, 2026 and August 2, 2025 are based on adjusted tax rates of 26.2% and 26.7%, respectively. The adjustments for the six months ended August 1, 2026 and August 2, 2025 are based on adjusted tax rates of 24.9% and 26.9%, respectively.
(8)	Represents our proportionate share of the net (income) loss of our equity method investments. The adjustment in the three and six months ended August 1, 2026 includes $20 million of income related to the variable interest entities restructuring. The adjustment in the six months ended August 2, 2025 includes $7.9 million of income related to a capital distribution made from an Aspen LLC.

T-6	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(9)	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included in this shareholder letter because our senior leadership team believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted net income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-7	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME PER SHARE TO
ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025
Diluted net income per share	$3.06	$2.62	$2.36	$3.01
Per share impact of adjustments (pre-tax)(1):
Legal settlement—net	—	—	(1.61)	—
Variable interest entities restructuring	0.69	—	0.69	—
Asset impairments	—	0.18	—	0.18
Product recall	—	0.10	—	0.10
Reorganization related costs	—	0.06	—	0.06
Non-cash compensation	—	—	—	0.04
Subtotal adjusted items	0.69	0.34	(0.92)	0.38
Impact of income tax items(1)	(0.14)	(0.10)	0.26	0.00
Share of equity method investments net (income) loss(1)	(0.91)	0.07	(0.89)	(0.34)
Adjusted diluted net income per share(2)	$2.70	$2.93	$0.81	$3.05
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our diluted share count. Adjusted diluted net income per share is included in this shareholder letter because our senior leadership team believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted diluted net income per share is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-8	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GROSS PROFIT TO
ADJUSTED GROSS PROFIT

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(dollars in thousands)
Gross profit	$444,853	$409,259	$776,112	$764,592
Asset impairments(1)	—	2,584	—	2,584
Product recall(1)	—	1,424	—	1,424
Adjusted gross profit(2)	$444,853	$413,267	$776,112	$768,600
Net revenues	$922,150	$899,151	$1,722,478	$1,713,103
Gross margin(3)	48.2%	45.5%	45.1%	44.6%
Adjusted gross margin(3)	48.2%	46.0%	45.1%	44.9%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted gross profit is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted gross profit as consolidated gross profit, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted gross profit is included in this shareholder letter because our senior leadership team believes that adjusted gross profit provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
(3)	We define gross margin as gross profit divided by net revenues. We define adjusted gross margin as adjusted gross profit divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted gross profit.

T-9	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(dollars in thousands)
Selling, general and administrative expenses	$337,280	$280,383	$634,296	$579,805
Legal settlement—net(1)	—	—	31,668	—
Variable interest entities restructuring(1)	(13,640)	—	(13,640)	—
Reorganization related costs(1)	—	(1,233)	—	(1,233)
Asset impairments(1)	—	(1,013)	—	(1,013)
Non-cash compensation(1)	—	—	—	(851)
Product recall(1)	—	(489)	—	(489)
Adjusted selling, general and administrative expenses(2)	$323,640	$277,648	$652,324	$576,219
Net revenues	$922,150	$899,151	$1,722,478	$1,713,103
Selling, general and administrative expenses margin(3)	36.5%	31.2%	36.9%	33.8%
Adjusted selling, general and administrative expenses margin(3)	35.1%	30.9%	37.9%	33.6%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this shareholder letter because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted selling, general and administrative expenses is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define selling, general and administrative expenses margin as selling, general and administrative expenses divided by net revenues. We define adjusted selling, general and administrative expenses margin as adjusted selling, general and administrative expenses divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted selling, general and administrative expenses.

T-10	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(dollars in thousands)
Net income	$60,167	$51,708	$46,470	$59,747
Interest expense—net	50,993	57,358	103,656	113,961
Other income—net	(1,856)	(574)	(1,119)	(4,227)
Income tax expense	16,249	19,032	10,347	22,159
Share of equity method investments net (income) loss	(17,980)	1,352	(17,538)	(6,853)
Operating income	107,573	128,876	141,816	184,787
Legal settlement—net(1)	—	—	(31,668)	—
Variable interest entities restructuring(1)	13,640	—	13,640	—
Asset impairments(1)	—	3,597	—	3,597
Product recall(1)	—	1,913	—	1,913
Reorganization related costs(1)	—	1,233	—	1,233
Non-cash compensation(1)	—	—	—	851
Adjusted operating income(2)	$121,213	$135,619	$123,788	$192,381
Net revenues	$922,150	$899,151	$1,722,478	$1,713,103
Operating margin(3)	11.7%	14.3%	8.2%	10.8%
Adjusted operating margin(3)	13.1%	15.1%	7.2%	11.2%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this shareholder letter because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted operating income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define operating margin as operating income divided by net revenues. We define adjusted operating margin as adjusted operating income divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted operating income. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-11	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO EBITDA
AND ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(dollars in thousands)
Net income	$60,167	$51,708	$46,470	$59,747
Depreciation and amortization	40,931	34,629	79,678	69,865
Interest expense—net	50,993	57,358	103,656	113,961
Income tax expense	16,249	19,032	10,347	22,159
EBITDA(1)	168,340	162,727	240,151	265,732
Legal settlement—net(2)	—	—	(31,668)	—
Share of equity method investments net (income) loss(2)	(17,980)	1,352	(17,538)	(6,853)
Other income—net(3)	(1,856)	(574)	(1,119)	(4,227)
Stock-based compensation	12,493	11,633	24,412	24,007
Variable interest entities restructuring(2)	13,640	—	13,640	—
Capitalized cloud computing amortization(4)	3,912	3,240	7,581	6,156
Asset impairments(2)	—	3,597	—	3,597
Product recall(2)	—	1,913	—	1,913
Reorganization related costs(2)	—	1,233	—	1,233
Adjusted EBITDA(1)	$178,549	$185,121	$235,459	$291,558
IEEPA tariff refund benefit(5)	(55,089)	—	(55,089)	—
Normalized adjusted EBITDA(6)	$123,460	$185,121	$180,370	$291,558
Net revenues	$922,150	$899,151	$1,722,478	$1,713,103
Net income margin(7)	6.5%	5.8%	2.7%	3.5%
EBITDA margin(8)	18.3%	18.1%	13.9%	15.5%
Adjusted EBITDA margin(8)	19.4%	20.6%	13.7%	17.0%
Normalized adjusted EBITDA margin(8)	13.4%	20.6%	10.5%	17.0%
(1)	EBITDA and adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income before depreciation and amortization, interest expense—net and income tax expense. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and adjusted EBITDA are included in this shareholder letter because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.

T-12	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(3)	Amounts consisted of the following in each period:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 1,	AUGUST 2,	AUGUST 1,	AUGUST 2,
	2026	2025	2026	2025

	(in thousands)
Foreign exchange from transactions(a)	$(386)	$(364)	$828	$(733)
Foreign exchange from remeasurement of intercompany loans(b)	(1,470)	(210)	(1,947)	(3,494)
Other income—net	$(1,856)	$(574)	$(1,119)	$(4,227)
(a)	Represents net foreign exchange gains and losses related to exchange rate changes affecting foreign currency denominated transactions, primarily between the U.S. dollar as compared to the euro and pound sterling.
(b)	Represents remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.
(4)	Represents amortization associated with capitalized cloud computing costs.
(5)	Represents the impact to cost of goods sold related to refunds of tariffs imposed under the International Emergency Economic Powers Act (“IEEPA”) during the second quarter of fiscal 2026.
(6)	Normalized adjusted EBITDA is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Normalized adjusted EBITDA reflects further adjustments to Adjusted EBITDA to eliminate the impact of the discrete, one-time IEEPA tariff refund benefit. Normalized adjusted EBITDA is included in this shareholder letter because our senior leadership team believes that this metric provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of normalized adjusted EBITDA is not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(7)	We define net income margin as net income divided by net revenues.
(8)	We define EBITDA margin as EBITDA divided by net revenues. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues. We define normalized adjusted EBITDA margin as normalized adjusted EBITDA divided by net revenues. We use these non-GAAP financial measures for the same reasons we use EBITDA, adjusted EBITDA and normalized adjusted EBITDA. We are not able to provide a reconciliation to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-13	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME

TO TRAILING TWELVE MONTHS EBITDA AND

TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

TRAILING TWELVE MONTHS
AUGUST 1, 2026
(in thousands)
Net income	$111,510
Depreciation and amortization	158,313
Interest expense—net	215,073
Income tax expense—net	35,347
EBITDA(1)	520,243
Stock-based compensation(2)	44,287
Capitalized cloud computing amortization(3)	14,916
Variable interest entities restructuring(4)	13,640
Legal settlement—net(5)	(31,668)
Share of equity method investments net income(6)	(15,693)
Contract termination fee—net(7)	(3,375)
Other income—net(8)	(1,940)
Adjusted EBITDA(1)	$540,410
(1)	Refer to footnote (1) within table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA.”
(2)	Represents non-cash compensation related to equity awards granted to employees.
(3)	Represents amortization associated with capitalized cloud computing costs.
(4)	Includes an $11 million non-cash loss related to the variable interest entities restructuring, as well as professional fees associated with the transaction.
(5)	Represents a favorable legal settlement associated with credit card interchange fees, partially offset by legal costs incurred in connection with the matter.
(6)	Represents our proportionate share of the net income of our equity method investments. The adjustment includes $20 million of income related to the variable interest entities restructuring in the second quarter of fiscal 2026.
(7)	Represents a favorable contract termination settlement of $3.8 million, partially offset by costs related to the early termination.
(8)	Represents exchange rate changes affecting foreign currency denominated transactions and from the remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.

T-14	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT

AND RATIO OF TOTAL NET DEBT TO TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

	AUGUST 1,	INTEREST
	2026	RATE(1)
	(dollars in thousands)
Asset based credit facility	$—	5.33%
Term loan B(2)	1,905,000	6.35%
Term loan B-2(2)	481,250	7.01%
Notes payable for share repurchases	315	4.14%
Total debt(3)	2,386,565
Cash and cash equivalents	(125,492)
Total net debt(3)	$2,261,073
Trailing twelve months adjusted EBITDA(4)	$540,410
Ratio of total net debt to trailing twelve months adjusted EBITDA(4)	4.2
(1)	Interest rates for the Term loan B and Term loan B-2 are as of August 1, 2026. Interest rates for the asset based credit facility and notes payable for share repurchases represent the weighted-average interest rate as of August 1, 2026.
(2)	Amounts exclude third-party offering and debt issuance costs.
(3)	Excludes a non-recourse real estate loan of $15 million, which is secured by specific real estate assets and the associated creditor does not have recourse against RH’s general assets.
(4)	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-15	SECOND QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER